Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
This Settlement Agreement and Mutual Release (“Settlement Agreement”), dated as of May 26, 2017, is entered into by and between, on the one hand, Renova Energia, S.A. (“Renova”), and on the other hand, TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Brazil Holding B.V., and TERP GLBL Brasil I Participações Ltda. (together with TerraForm Global, Inc., TerraForm Global, LLC, and TerraForm Global Brazil Holding B.V., the “Global Parties” and each a “Global Party”). Renova and the Global Parties are referred to in this Settlement Agreement collectively as the “Parties,” and each individually as a “Party.”
WITNESSETH
WHEREAS, on or about July 15, 2015, that certain Securities Swap Agreement (the “Salvador Swap Agreement”) was entered into by and among TerraForm Global, Inc., TerraForm Global, LLC, and SunEdison, Inc., on the one hand, and Renova, on the other hand, pursuant to which Renova agreed to sell to TerraForm Global Brazil Holding B.V., and TerraForm Global Brazil Holding B.V. agreed to acquire from Renova, all of the issued and outstanding ordinary shares of various Renova subsidiaries that owned the Salvador wind project, payable in shares of Class A common stock, par value US$0.01, of TerraForm Global, Inc. (the “Class A Shares”);
WHEREAS, on or about May 18, 2017, a notice of claims in connection with the Salvador Swap Agreement (the “SSA Claims”) was sent to Renova;
WHEREAS, on or about July 15, 2015, that certain Securities Purchase Agreement (the “Bahia Agreement”) was entered into by and among TerraForm Global, Inc. and SunEdison, Inc., on the one hand, and Renova, on the other hand, pursuant to which Renova agreed to sell to TERP GLBL Brasil I Participações Ltda., and TERP GLBL Brasil I Participações Ltda. agreed to acquire from Renova, all of the issued and outstanding ordinary shares of various Renova subsidiaries that owned the Bahia wind project, payable in Class A Shares;
WHEREAS, on or about July 15, 2015 that certain Securities Purchase Agreement (the “Espra Agreement,” and together with the Salvador Swap Agreement and Bahia Agreement, the “Phase I Agreements”) was entered into by and among TerraForm Global, Inc. and SunEdison, Inc., on the one hand, and Renova, on the other hand, pursuant to which Renova agreed to sell to TERP GLBL Brasil I Participações Ltda., and TERP GLBL Brasil I Participações Ltda. agreed to acquire from Renova, a subsidiary of Renova that owned the Espra hydroelectric project (the “Espra Project”);

WHEREAS, on or about July 15, 2015, that certain Securities Swap Agreement (the “Phase II Agreement”) was entered into by and among TerraForm Global, Inc., TerraForm Global, LLC and SunEdison, Inc., on the one hand, and Renova, on the other hand, pursuant to which Renova agreed to sell to TerraForm Global, LLC, and TerraForm Global, LLC agreed to acquire from Renova, certain other renewable energy projects, payable in Class A Shares;
WHEREAS, on or about July 19, 2015, with the consent of Renova, TerraForm Global, Inc. and TerraForm Global, LLC assigned all of their rights and obligations under the Phase II Agreement to SunEdison, Inc., SunEdison, Inc. assumed all of the obligations of TerraForm Global, Inc. and TerraForm Global, LLC under such agreement and TerraForm Global, Inc. and TerraForm Global, LLC were each released from all of their obligations thereunder;
WHEREAS, on December 1, 2015, the Phase II Agreement terminated automatically pursuant to its terms;
WHEREAS, on or about July 31, 2015, that certain Put/Call Agreement (as amended, the “Put/Call Agreement”) was signed by SunEdison, Inc. and Renova;
WHEREAS, on or about September 18, 2015, that certain Omnibus Closing Agreement (the “Omnibus Closing Agreement”) was entered into by and among TerraForm Global, LLC, TerraForm Global, Inc., SunEdison, Inc., TerraForm Global Brazil Holding B.V., TERP GLBL Brasil I Participações Ltda., and Renova, pursuant to which the transactions contemplated by the Salvador Swap Agreement and the Bahia Agreement were consummated;

WHEREAS, on or about September 18, 2015, that certain Escrow Agreement (the “JPM Escrow Agreement”) was entered into by and among Renova, TERP GLBL Brasil I Participações Ltda., and Banco J.P. Morgan S.A., pursuant to which, among other things, BRL$20,000,000.00 was deposited with Banco J.P. Morgan S.A. as Escrow Agent, to be released pursuant to the terms of Section 2.5(b) of the Bahia Agreement;

WHEREAS, on or about September 18, 2015, that certain Escrow Agreement (the “Citi Escrow Agreement”) was entered into by and among Renova, TerraForm Global Brazil Holding B.V., and Citibank, N.A., pursuant to which, among other things, 313,333 Class A Shares registered in the name of Renova were deposited as Remediation Escrow Shares (as defined in the Citi Escrow Agreement) and subsequently released to Renova, and 792,495 Class A Shares registered in the name of Renova were deposited as Operational Escrow Shares (as defined in the Citi Escrow Agreement) and remain in escrow with Citibank, N.A. as Escrow Agent, to be released pursuant to the terms of Section 2.5(b) of the Salvador Swap Agreement;

WHEREAS, on or about September 18, 2015, that certain Registration Rights Agreement (the “Registration Rights Agreement,” together with the Phase I Agreements, the Phase II Agreement, the Put/Call Agreement, the Omnibus Closing Agreement, the Citi Escrow Agreement, and the JPM Escrow Agreement, as amended, along with any joinders and side letters thereto, the “Agreements”) was entered into by and among Renova and TerraForm Global,

Inc., pursuant to which TerraForm Global, Inc. agreed to grant Renova certain rights with respect to the registration of TerraForm Global, Inc. stock;

WHEREAS, the sale of the Espra Project did not close, and all claims related to the Espra transaction were settled and released on or about March 29, 2016;
WHEREAS, on or about March 31, 2016, Renova notified SunEdison, Inc. and TerraForm Global, LLC that it was exercising its put option of 7,000,000 Class A Shares pursuant to the Put/Call Agreement;
WHEREAS, on or about May 18, 2016, Renova sent a letter to TerraForm Global, Inc. seeking to require TerraForm Global, Inc. to purchase Renova’s 7,000,000 Class A Shares pursuant to the terms of the Put/Call Agreement;
WHEREAS, on or about July 14, 2016, Renova commenced an arbitration captioned Renova Energia S.A. (Claimant) vs. TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Brazil Holding B.V., and TERP GLBL Brasil I Participações Ltda. (Respondents), Case # Nr 59/2016/SEC4 in the Centre for Arbitration and Mediation Brazil-Canada Chamber of Commerce (the “CAM-CCBC”) against the Global Parties (the “Arbitration”) by filing with the CAM-CCBC a Request for Arbitration, dated as of July 14, 2016 (the “Request for Arbitration”), asserting certain claims related to, among other things, Renova’s acquisition and ownership of TerraForm Global, Inc. stock (all of the claims asserted in the Request for Arbitration shall hereinafter be referred to as the “Renova Claims”);
WHEREAS, on or about August 18, 2016, the Global Parties filed with the CAM-CCBC an Answer To The Request For Arbitration, dated as of August 18, 2016 (the “Answer”), in which the Global Parties provided a general denial of the Renova Claims, sought to dismiss the Renova Claims for failure to join SunEdison, Inc. (together with each of its direct and indirect subsidiaries and affiliates other than TerraForm Global, Inc. and TerraForm Global, Inc.’s direct and indirect subsidiaries, “SunEdison”), and asserted certain counterclaims in the Arbitration (all of the counterclaims asserted in the Answer shall hereinafter be referred to as the “Global Claims”);
WHEREAS, on or about September 23, 2016, Renova filed Proof of Claim No. 4097 in the jointly-administered chapter 11 cases of SunEdison, Inc. and certain of its direct and indirect subsidiaries and affiliates (collectively, the “SunEdison Debtors”), captioned In re: SunEdison, Inc., et al., No. 16-10992 (SMB) (S.D.N.Y.) (the “SunEdison Bankruptcy”) asserting certain claims against SunEdison, Inc., including claims in connection with the Phase I Agreements, the Put/Call Agreement and the Omnibus Closing Agreement (including all claims (as defined in the U.S. Bankruptcy Code) that are or could have been asserted therein, the “Renova Proof of Claim”);

WHEREAS, a dispute has arisen between the Global Parties and Renova, as described in the Request for Arbitration and the Answer, including the Renova Claims and the Global Claims, and other disputes could arise in the future between any or all of the Global Parties and Renova concerning or related in any way to the Renova Claims, the Global Claims, the SSA Claims or the transactions, occurrences, events, conduct and claims described or referenced in the foregoing recitals, the Request for Arbitration, the Answer and the Renova Claims and the Global Claims (collectively, the “Disputes”);
WHEREAS, on March 6, 2017, Orion US Holdings 1 L.P. and BRE GLBL Holdings Inc., affiliates of Brookfield Asset Management Inc. (collectively, “Brookfield”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Brookfield will acquire TerraForm Global, Inc., and which transaction is expected to close during the second half of 2017;
WHEREAS, pursuant to that certain Purchase & Sale Agreement (the “Purchase & Sale Agreement”), dated as of the date hereof, between Orion US Holdings 1 L.P., Brookfield Infrastructure Fund III-A (CR), L.P., Brookfield Infrastructure Fund III-A, L.P., Brookfield Infrastructure Fund III-B, L.P., Brookfield Infrastructure Fund III-D, L.P., Brookfield Infrastructure Fund III-D (CR), L.P., and Renova, Orion US Holdings 1 L.P. has agreed to purchase 19,535,004 Class A Shares held by Renova, which represent 100% of the Class A Shares held by Renova, other than the Operational Escrow Shares; and
WHEREAS, the Parties now desire to resolve the Disputes, in their entirety, by mutual agreement to, among other things, avoid the considerable expense and inherent risk and uncertainty of arbitration and litigation.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
Section 1.Defined Terms: Capitalized terms in this Settlement Agreement shall have the same meaning as set forth in the Agreements unless otherwise defined herein.
Section 2.Settlement Payment: The settlement amount payable by the Global Parties under this Settlement Agreement is Fifteen Million Dollars (US$15,000,000.00) (the “Settlement Payment”), which shall consist of (a) US$7,713,570.90 (the “US Dollar Settlement Payment Amount”) and (b) all of the funds currently held in the escrow account maintained by Banco J.P. Morgan S.A. pursuant to the JPM Escrow Agreement or subject to the terms of the JPM Escrow Agreement, which would otherwise be released to, and the property of, the Global Parties. Within five (5) business days of the execution of this Settlement Agreement by all Parties, TerraForm Global, LLC shall cause to be paid to U.S. Bank, N.A., as escrow agent (the “Settlement Payment Escrow Agent”) the US Dollar Settlement Payment Amount. At the time of the satisfaction of all of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Effective Time, but subject to the satisfaction of those conditions) (the “Effective Time”), Renova and TerraForm Global, LLC shall execute and deliver to the Settlement Payment Escrow Agent a joint instruction in the form of Exhibit A with respect to the release of the US Dollar Settlement Payment Amount to Renova (the “Joint Instruction”) and Settlement Escrow Agent shall not release the US Dollar Settlement Payment Amount until it receives such Joint Instruction. Renova and TerraForm Global, LLC agree not to unreasonably delay executing and delivering the Joint Instruction.
Section 3.Termination of Proceedings and Recoupment of Fees: At the Effective Time and conditioned upon the Closing (as defined in the Purchase & Sale Agreement) (including the payment to Renova of the Purchase Price (as defined in the Purchase & Sale Agreement)) having occurred at the Effective Time, Renova and the Global Parties shall file with the CAM-CCBC an executed copy of the joint stipulation attached hereto as Exhibit B withdrawing all claims and counterclaims in the Arbitration, including all the Renova Claims and all the Global Claims, with prejudice, and providing that each party to the Arbitration shall bear its own costs (the “Joint Stipulation”). If, for any reason, the filing of the executed Joint Stipulation does not result in immediate termination with prejudice of the Arbitration, Renova and the Global Parties shall cooperate and work together, and take such steps as may be necessary, to cause the termination of the Arbitration with prejudice. The costs incurred by any party in connection with such efforts shall be borne solely by that Party unless agreed otherwise. Any and all recoupment or refund of administrative fees, arbitrator fees and expenses, or any other sums advanced to the CAM-CCBC, shall be refunded to the paying parties pro rata in accordance with each of the paying parties’ respective total prior payments. In the event of any further invoices associated with or arising from the Arbitration not otherwise covered by the sums previously advanced to the CAM-CCBC, including but not limited to administrative fees, arbitrator fees, and expenses of any kind, the costs of these further invoices shall be borne equally by Renova and the Global Parties, unless the corresponding expense was incurred solely by or on behalf of one party, in which case that party shall have sole liability therefor.
Section 4.Release of Escrow Funds: Pursuant to Section 2 above and as part of the Settlement Payment, at the Effective Time, Renova and TERP GLBL Brasil I Participações Ltda. shall execute and deliver to Banco J.P. Morgan S.A. a direction letter in the form of Exhibit C (the “JPM Direction Letter”) directing Banco J.P. Morgan S.A. as Escrow Agent under the JPM Escrow Agreement to release and deliver all funds currently in the J.P. Morgan escrow accounts subject to the JPM Escrow Agreement, to and as directed by Renova. Upon execution and delivery of the JPM Direction Letter and the Joint Instruction, the Global Parties shall have no further obligation with respect to the J.P. Morgan escrow account or with respect to the Settlement Payment, including, but not limited to, any obligation to take any action whatsoever to remove any liens, orders or encumbrances restricting Banco J.P. Morgan S.A. from transferring such escrow account funds to Renova, except for any liens, orders or encumbrances directly caused or created by any Global Party.

Section 5.Transfer of Operational Escrow Shares: At the Effective Time, Renova and TerraForm Global Brazil Holding B.V. shall execute and deliver to Citibank, N.A. a direction letter in the form of Exhibit D (the “Citibank Direction Letter”) directing Citibank, N.A. as Escrow Agent under the Citi Escrow Agreement to release and deliver all of the Operational Escrow Shares to TerraForm Global, Inc. or its designee. In addition to the foregoing, at the Effective Time, Renova will deliver to TerraForm Global, Inc. or its transfer agent, as applicable, all documentation required by TerraForm Global, Inc.’s transfer agent for the transfer of the 792,495 Operational Escrow Shares (the “Transfer Shares”) from Renova to TerraForm Global, Inc., including without limitation (i) a transfer request form, signed by an officer of Renova, providing instructions to such transfer agent regarding the transfer of the Transfer Shares to TerraForm Global, Inc., with a medallion guarantee of the signature on the transfer request form (and such medallion guarantee shall cover the value of the Transfer Shares) and (ii) a copy of a certified corporate resolution of Renova, dated within 180 days of the date of the transfer request form, authorizing the applicable officer of Renova to effect the transfer of the Transfer Shares to TerraForm Global, Inc. (all such documentation, the “Transfer Documentation”).

Section 6.Conditions: The effectiveness of the releases of claims in accordance with Section 7 is subject to the satisfaction of the following conditions:

a.	The Settlement Payment Escrow Agent shall have released the US Dollar Settlement Payment Amount to Renova;

b.	Renova and the Global Parties shall have executed and filed the Joint Stipulation with the CAM-CCBC withdrawing with prejudice the Renova Claims and Global Claims.

c.	Renova and TERP GLBL Brasil I Participações Ltda. shall have delivered the executed JPM Direction Letter to Banco J.P. Morgan S.A. as Escrow Agent under the JPM Escrow Agreement;

d.	Renova and TerraForm Global Brazil Holding B.V. shall have delivered the executed Citi Direction Letter to Citibank, N.A. as Escrow Agent under the Citi Escrow Agreement;

e.	Renova shall have delivered the Transfer Documentation to TerraForm Global, Inc.’s transfer agent;

f.
The representations and warranties of the Parties set forth in Section 20 shall be true and correct as of the date of this Settlement Agreement and as of the Effective Time as though made on and as of such date;

g.
The Purchase & Sale Agreement shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and enforceable against the parties thereto in accordance with its terms;

h.
The Closing (as defined in the Purchase & Sale Agreement), including the payment to Renova of the Purchase Price (as defined in the Purchase & Sale Agreement), shall have occurred at the Effective Time.

Section 7.Mutual Release: Effective immediately upon the Effective Time:
a.    Release of Claims Against Renova: The Global Parties, on behalf of themselves and each of their current or former, direct and indirect, parent companies, subsidiaries, and affiliates other than SunEdison, and their respective assigns, predecessors, successors, related entities, employees, agents, directors, officers, managers, members, stockholders, partners, insurers, professionals, staff, and other representatives, in their capacities as such (collectively, and excluding SunEdison, the “Purchaser Releasors”), for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and having been represented by counsel and having been fully and adequately informed as to the facts, circumstances, and consequences of this Settlement Agreement, hereby forever, irrevocably, fully, and unconditionally release, acquit, remise, and forever discharge Renova, and each of its current, former, and future parent companies, subsidiaries, controlled companies, divisions, affiliates, ventures, predecessors, successors, related entities, and their respective former and present employees, attorneys, agents, insurers, directors, officers, trustees, principals, members, managers, stockholders, owners, partners, insurers, professionals, staff, spouses, heirs, executors, administrators, and other representatives, successors, and assigns (collectively, the “Seller Releasees”), from and against any and all claims, liens, demands, charges, actions, causes of action, suits, legal proceedings, arbitration proceedings or claims in arbitration or, or otherwise in nature, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, indemnities, variances, trespasses, damages whenever incurred, costs, expenses, attorneys’ fees, compensation, fines, penalties, losses, judgments, extents, executions, obligations, complaints, and liabilities of any kind, nature, or description, in any capacity whatsoever, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, statutory, or regulatory violation, claims for contribution, or otherwise, under the laws of any jurisdiction of the United States, Brazil or any other country in the world, that the Purchaser Releasors, or any of them, ever had, now have, or hereafter can, shall or may have, whether known or unknown, discovered or undiscovered, suspected or unsuspected, foreseen or unseen, vested or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, matured or unmatured, direct or indirect, derivative or subrogated, individual, class, representative, or other capacity, from the beginning of the world to any and all dates in the future against the Seller Releasees, or any of them, individually, collectively, or in any combination, directly or indirectly, that arise out of, are based upon or relate in any way to the Disputes, including but not limited to the Renova Claims, the Global Claims, and the SSA Claims and to, in whole or in part, facts, occurrences, transactions, statements, events, conduct or other matters described, referenced, alleged in or relating in any way to the Disputes (collectively, the “Purchaser Released Claims”); provided, however, that nothing in this Section 7(a) shall affect the obligations of the Parties under this Settlement Agreement or the Purchase & Sale Agreement, or release any claim to enforce this Settlement Agreement or the Purchase & Sale Agreement.

b.    Release of Claims against the Global Parties: Renova, on behalf of itself and each of its current or former, direct and indirect, parent companies, subsidiaries, and affiliates, and their respective assigns, predecessors, successors, related entities, employees, agents, directors, officers, managers, members, stockholders, partners, insurers, professionals, staff, and other representatives (collectively, the “Seller Releasors”), for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and having been represented by counsel and having been fully and adequately informed as to the facts, circumstances, and consequences of this Settlement Agreement, hereby forever irrevocably, fully, and unconditionally release, acquit, remise, and forever discharge the Global Parties, and each of their current, former, and future parent companies, subsidiaries, controlled companies, divisions, affiliates, ventures, predecessors, successors, and related entities, and their respective former and present employees, attorneys, agents, insurers, directors, officers, trustees, principals, members, managers, stockholders, owners, partners, insurers, professionals, staff, spouses, heirs, executors, administrators, and other representatives, successors, and assigns (other than SunEdison in each case) (collectively, the “Purchaser Releasees”), from and against any and all claims, liens, demands, charges, actions, causes of action, suits, legal proceedings, arbitration proceedings or claims in arbitration, or otherwise in nature, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, indemnities, variances, trespasses, damages whenever incurred, costs, expenses, attorneys’ fees, compensation, fines, penalties, losses, judgments, extents, executions, obligations, complaints, and liabilities of any kind, nature, or description, in any capacity whatsoever, whether in law or in equity, whether compulsory or permissive, whether sounding in tort, contract, statutory, or regulatory violation, claims for contribution, or otherwise, under the laws of any jurisdiction of the United States, Brazil or any other country in the world, that the Seller Releasors, or any of them, ever had, now have, or hereafter can, shall or may have, whether known or unknown, discovered or undiscovered, suspected or unsuspected, foreseen or unseen, vested or contingent, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, matured or unmatured, direct or indirect, derivative or subrogated, individual, class, representative, or other capacity from the beginning of the world to any and all dates in the future against the Purchaser Releasees, or any of them individually, collectively, or in any combination, directly or indirectly, that arise out of, are based upon or relate in any way to the Disputes, including but not limited to the Renova Claims, the Global Claims, and the SSA Claims and to, in whole or in part, facts, occurrences, transactions, statements, events, conduct or other matters described, referenced, alleged in or relating in any way to the Disputes and any and all claims for non-contractual indemnification, contribution or related claims that have been, or could be, asserted by Renova or its affiliates against the Global Parties with respect to the Disputes (collectively, the “Seller Released Claims”); provided, however, that nothing in this Section 7(b) shall affect the obligations of the Parties under this Settlement Agreement or the Purchase & Sale Agreement, or release any claim to enforce this Settlement Agreement or the Purchase & Sale Agreement.

Section 8.Waiver of California Civil Code § 1542 and Similar Provisions: The Parties acknowledge the risk that, subsequent to the execution of this Settlement Agreement, they may discover, incur, or suffer damages based upon claims concerning or relating in any way to the Disputes, which were unknown or unanticipated at the time this Settlement Agreement was executed and which are within the scope of the releases provided for by this Settlement Agreement. The Parties acknowledge that they are assuming the risk of such unknown and unanticipated claims and agree that this Settlement Agreement applies to such unknown and unanticipated claims. As such, the Parties expressly waive the benefits of California Civil Code § 1542, and any similar provision in any jurisdiction other than California. California Civil Code § 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Section 9. No Admission of Liability: Nothing contained in this Settlement Agreement shall constitute or be construed as an admission or adjudication, express or implied, of any liability whatsoever with respect to the Disputes, or any issue of fact, law, or liability of any type or nature with respect to any matter whether or not referred to herein, and none of the Parties hereto has made such an admission. Further, this Settlement Agreement shall not be used as evidence of any admission of liability or wrongdoing for any purpose whatsoever other than as strictly necessary to enforce its terms.
Section 10. Confidentiality: Other than the information disclosed in the Joint Stipulation, the Parties agree to keep all matters relating to this Settlement Agreement confidential and agree not to disclose this Settlement Agreement or its terms, except as may be required in connection with: (1) the preparation and filing of audits, tax returns or other legal or financial advice, provided that the accounting, legal or financial advisor has a reasonable need to know such information for the purpose of giving such legal or financial advice; (2) by the order of a court or arbitration tribunal of competent jurisdiction; (3) the requirements of any regulatory body or agency including but not limited to the Securities and Exchange Commission, including disclosure requirements; (4) any action between the Parties arising from an alleged breach of this Settlement Agreement or the Purchase & Sale Agreement; (5) the procurement or exercise of insurance coverage, and any claims, benefits or proceedings related thereto; (6) as otherwise required by law, including but not limited to disclosure in response to a validly issued subpoena or other legal process; or (7) as reasonably necessary in conducting business with third parties that have a bona fide interest in understanding the assets and/or liabilities of a Party, such as lenders, investors, insurers, other insureds, successors, and assigns.
Section 11. Cooperation: The Parties agree to perform any services or actions reasonably necessary to carry out the terms and conditions of this Settlement Agreement and the transactions contemplated hereby, including, without limitation, the execution and delivery of reasonable additional documents, instruments, conveyances, and/or assurances, in good faith and, further, agree to reasonably communicate and cooperate with one another in this regard.
Section 12. Entire Agreement: Except as otherwise provided herein, this Settlement Agreement shall constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, whether written or oral, of the Parties in connection herewith. No covenant, representation, or condition not expressed in this Settlement Agreement shall be binding upon the Parties or affect any express provision of this Settlement Agreement.
Section 13. Governing Law: The Parties acknowledge that this Settlement Agreement shall be deemed made and entered into in the State of New York and shall be governed by and in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that would result in the application of the law of another jurisdiction.
Section 14. Jurisdiction/Venue/Waiver of Jury Trial: The Parties hereby irrevocably submit to the exclusive personal jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York, solely in respect of the interpretation and enforcement of the provisions of this Settlement

Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that such courts are an inconvenient forum, or that the venue of such courts may not be appropriate or that this Settlement Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard in such a court of the State of New York or the United States District Court for the Southern District of New York. The Parties hereby consent to and grant any such court jurisdiction, to the extent permitted by law, over the subject matter of such action, suit or proceeding and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 24 shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SETTLEMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT OR THE TRANSACTION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SETTLEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. For the avoidance of doubt, the Parties acknowledge and agree that this Section 14 is not intended to waive, modify, or displace the dispute resolution clauses in the Agreements.
Section 15. No Objection: Renova shall not object to any relief requested by the SunEdison Debtors in connection with the transactions contemplated by the Merger Agreement, including SunEdison's motion seeking the entry by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of the orders authorizing and approving the entry by SunEdison and any other SunEdison Debtor party thereto into the Settlement Agreement, dated as of March 6, 2017, among Global, SunEdison and the other parties thereto, the Voting and Support Agreement, dated as of March 6, 2017, among Global, SunEdison and the other parties thereto, and any other agreement entered into in connection with the transactions contemplated by the Merger Agreement to which any SunEdison Debtor will be a party (such orders, the “Bankruptcy Court Orders” and such motion, the “Motion”). Renova shall not object to, or join any person in objecting to, the Motion, and Renova shall not file or support any motion, application, pleading or other document (or make any comment on the record before the Bankruptcy Court) that is inconsistent with this Settlement Agreement or that in any way undermines its support for the Bankruptcy Court Orders.
Section 16. Specific Performance: The parties agree that irreparable damage would occur in the event that any of the provisions of this Settlement Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Settlement Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether at law or in equity, including monetary damages) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Settlement Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.
Section 17. Counterparts: This Settlement Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Settlement Agreement and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
Section 18. Headings: Section headings in this Settlement Agreement are included herein for convenience of reference only and shall not constitute a part of this Settlement Agreement for any other purpose.
Section 19. Advice of Counsel; No Reliance: Each of the Parties acknowledges and agrees that it obtained the advice of counsel before entering into this Settlement Agreement and is not relying upon any other Party concerning this Settlement Agreement or any aspect of the transactions contemplated herein. No Party is relying upon any statement, advice, counsel, disclosure, or representation of any other Party or such other Party’s counsel other than as expressly set forth in this Settlement Agreement.
Section 20. Representations and Warranties of the Parties: The Global Parties hereby represent and warrant to Renova, and Renova hereby represents and warrants to the Global Parties that:

a.    Such Party is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to authorize, execute, deliver and perform its obligations under this Settlement Agreement.
b.    This Settlement Agreement has been duly authorized, executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Settlement Agreement by the other Parties, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
c.    The execution, delivery and performance of this Settlement Agreement by such Party does not and will not constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws or comparable governing documents of such Party, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default or loss of a benefit pursuant to any contractual obligation to which such Party or any of its subsidiaries is a party or (iii) a violation of any provision of law applicable to such Party or any of its properties or assets, except, in the case of clauses (ii) and (iii) above, as, individually or in the aggregate, would not reasonably be expected to prevent, impair, impede, delay or frustrate the ability of such Party to perform its obligations hereunder on a timely basis.
d.    Other than filings under the Securities Exchange Act of 1934 or as set forth in this Settlement Agreement, no action by (including any authorization, notice, consent or approval) or in respect of, and no filing with, any Governmental Entity is required for, or in connection with , the valid and lawful authorization, execution, delivery and performance by such Party of this Settlement Agreement.
Section 21. Amendments, Waivers, Modifications: No amendment, modification, or waiver of any of the provisions of this Settlement Agreement shall be effective unless the same shall be in writing and signed by the Party or Parties against whom it is to be enforced, and then such amendment, modification, or waiver shall be effective only in the specific instance and for the specific purpose for which it is given. The failure of any Party to enforce any provision of this Settlement Agreement in the event of a breach shall not constitute a waiver of the breach or a waiver of any remedy available to the non-breaching Parties.
Section 22. Construction of Agreement: This Settlement Agreement shall not be construed more strictly against one Party on the grounds that it, or any part of it, may have been prepared by one Party or another, it being recognized that this Settlement Agreement is the result of arm’s length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Settlement Agreement.

Section 23. Severability: If any term, provision, covenant, or restriction of this Settlement Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Settlement Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions completed hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Settlement Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 24. Notices: Unless otherwise noted, any notice or correspondence under this Settlement Agreement shall be sent by a nationally recognized overnight courier to the Parties’ designated recipients at the addresses set out below or such other addresses or recipients designated by a Party by written notice from time to time;
Notices to Renova shall be sent to the attention of:

Renova Energia S.A
Avenida Roque Petroni Junior, 850, 14th floor
São Paulo, SP, Brazil
Attn: General Counsel, Gustavo Henrique Simoes dos Santos

With a copy to:

Tai-Heng Cheng, Esq.
Quinn Emanuel Urquhart & Sullivan, LLP
51 Madison Avenue, 22nd Floor
New York, NY 10010

Notices to the Global Parties shall be sent to the attention of:

TerraForm Global, Inc.
7550 Wisconsin Ave., 9th Floor
Bethesda, MD 20814
Attn: General Counsel

With a copy to:

Stephen Baldini, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

Section 25.	Signatures: A signature exchanged by facsimile or by electronic means shall have the same effect as an original signature.

Section 26.	Binding Effect: This Settlement Agreement shall be binding on the
Parties and their respective heirs, successors, and assigns.

Remainder of Page Left Intentionally Blank

IN WITNESS WHEREOF, this Settlement Agreement has been duly executed by the Parties as of the date first written above.
Renova Energia, S.A.

By: /s/ Carlos Figueiredo Santos
Name: Carlos Figueiredo Santos
Title: CEO, Renova Energia

By: /s/ Cristiano Corrêa de Barros
Name: Cristiano Corrêa de Barros
Title: CFO, Renova Energia

TerraForm Global, Inc.

By: /s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

TerraForm Global, LLC
By: /s/ Peter Blackmore
Name: Peter Blackmore
Title: Chairman and Interim Chief Executive Officer

TerraForm Global Brazil Holding B.V.

By: /s/ S.I. Rep
Name: S.I. Rep
Title: Managing Director

TERP GLBL Brasil I Participações Ltda.

By:_/s/ Alexandra Junior da Silva Nogueira
Name: Alexandra Junior da Silva Nogueira
Title: Administrator

EXHIBIT A

________, 2017
U.S. Bank National Association
ATTN: Global Corporate Trust Services
Address: 100 Wall Street, New York, NY 10005
Attention: Jean Clarke
E-mail: jean.clarke@usbank.com

RE:     Release of Escrow Funds

Dear Ms. Clarke:

Reference is made to that certain Escrow Agreement, dated May 24, 2017, by and among Renova Energia S.A., TerraForm Global Operating, LLC and U.S. BANK NATIONAL ASSOCIATION (the “Escrow Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Escrow Agreement.

Pursuant to Section 4 of the Escrow Agreement, the undersigned hereby instruct you to release all of the Escrow Funds to Renova in accordance with the wire instructions below.

Wire Instructions:

[to be provided]

Sincerely,

Renova Energia, S.A.

By:    ______________________
Name:
Title:

TerraForm Global Operating, LLC

By:    _______________________
Name:
Title:

EXHIBIT B

Arbitration in Accordance With the Rules of the Mediation and Arbitration Center of the Brazil-Canada Chamber of Commerce

Case # Nr 59/2016/SEC4

RENOVA ENERGIA S.A.

Claimant

vs.

TERRAFORM GLOBAL, INC., TERRAFORM GLOBAL, LLC, TERRAFORM GLOBAL BRAZIL HOLDING B.V. AND TERP GLBL BRASIL I PARTICIPAÇÕES S.A.

Respondents

São Paulo, __ May, 2017

__________________________________________

JOINT STIPULATION REGARDING
WITHDRAWAL WITH PREJUDICE OF ALL CLAIMS AND COUNTERCLAIMS
AND TERMINATION OF THIS ARBITRATION
__________________________________________

Petitioner, Renova Energia, S.A. (“Petitioner”) and Respondents TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Brazil Holding B.V., and TERP GLBL Brasil I Participações Ltda. (collectively “Respondents”) hereby submit this Joint Stipulation Regarding Withdrawal With Prejudice of All Claims and Counterclaims and Termination of This Arbitration (“Joint Stipulation”) as follows:
WHEREAS, Petitioner commenced the above-captioned arbitration (“Arbitration”) on July 14, 2016 by filing a Request for Arbitration (“Request for Arbitration”) with the Centre for Arbitration and Mediation Brazil-Canada Chamber of Commerce (the “CAM-CCBC”);
WHEREAS, on August 18, 2016 Respondents filed an Answer To The Request for Arbitration (“Answer”), denying Petitioner’s claims and asserting certain counterclaims against Petitioner;
WHEREAS, Petitioner and Respondents (together, the “Parties”) have agreed, by mutual agreement in order to avoid the considerable expenses and inherent risk and uncertainty of arbitration, to resolve the disputes between them, including but not limited to all claims asserted in the Request for Arbitration and all counterclaims asserted in the Answer, and to withdraw all such claims and counterclaims asserted in this Arbitration forever and with prejudice, and to terminate this Arbitration immediately, with all Parties to bear their own costs;
WHEREAS, the Parties have entered into a Settlement Agreement dated May 23, 2017 settling and releasing, inter alia, all claims asserted in the Request for Arbitration and all counterclaims asserted in the Answer, and all other potential claims and counterclaims between and among the Parties and certain other persons and entities related in any way to, or arising out of, the transactions, statements, occurrences, events, conduct and claims described or referenced in the Request for Arbitration or the Answer;
IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, counsel for the Parties herein, that (1) all claims asserted in the Request for Arbitration and all counterclaims asserted in the Answer are hereby and with immediate effect withdrawn in full forever and with prejudice, without costs to any Party against any other; (2) the Arbitration is accordingly discontinued and terminated as of the date hereof, in full and with prejudice against all Parties; and (3) the Arbitral Tribunal is discharged with immediate effect, the Arbitrators are to take no further steps in furtherance of this Arbitration as from the date hereof, and the Parties thank them for their service and assistance in this matter;
IT IS FURTHER STIPULATED AND AGREED, that the Arbitral Tribunal shall not record the Settlement Agreement in an arbitral award pursuant to Rule 10.8 of the CAM-CCBC Arbitration Rules, and that any and all recoupment or refund of administrative fees, arbitrator fees and expenses, or any other sums advanced to the CAM-CCBC, shall be refunded to the paying parties pro rata in accordance with each of the paying parties’ respective total prior payments. In the event of any further invoices associated with or arising from the Arbitration, including administrative fees, arbitrator fees, and expenses not otherwise covered by the sums previously advanced to the CAM-CCBC, the costs of these further invoices shall be borne equally by Petitioner and Respondents, unless the corresponding expense was incurred solely by or on behalf of one party, in which case that party shall have sole liability therefor.
IT IS FURTHER STIPULATED AND AGREED, that nothing contained in this Stipulation shall constitute or be construed as an admission or adjudication, express or implied, of any liability whatsoever with respect to the claims asserted in the Request for Arbitration and the counterclaims asserted in the Answer, or any other matter, or any issue of fact, law, or liability of any type or nature with respect to any matter whether or not referred to herein, and none of the Parties hereto has made such an admission. Further, this Stipulation shall not be used as evidence of any admission of liability or wrongdoing for any purpose whatsoever other than as strictly necessary to enforce its terms.
[Signatures on Following Page]

STIPULATED this __ day of May, 2017

By: _____________________
Stephen M. Baldini
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036

Attorneys for Respondents

By: _____________________
Tai-Heng Cheng

QUINN EMANUEL URQUHART & SULLIVAN, LLP
51 Madison Avenue, 22nd Floor
New York, New York 10010

Attorneys for Petitioners

EXHIBIT C

Instrução Conjunta do Ajuste da Produção Operacional de Energia / Operational Energy Production Joint Instruction Form

Data/Date: __ de maio de 2017 / May __ 2017

Para/To: Banco J.P. Morgan S.A.

Conta Controlada / Escrow Account:
Banco: Banco J.P. Morgan S.A. (no 376)
Agência / Branch: 0001
Conta Corrente / Deposit account No.: 1-103204-2
Titular das Contas / Account Holder: Renova Energia S.A.
CNPJ/MF: 08.534.605/0001-74

Prezados Senhores,	Dear Sirs,
Renova Energia S.A. e TERP GLBL Brasil I Participações Ltda., neste ato representadas por Pessoas Autorizadas, nos termos do Contrato de Administração de Conta Controlada celebrado entre as Partes e o Depositário, datado de 18 de setembro de 2015 (“Contrato de Conta Controlada”), e para fins do disposto nas Condições de Desembolso do Contrato de Conta Controlada, instruem o Depositário a liberar a totalidade dos Recursos da seguinte forma:

Renova Energia S.A. and TERP GLBL Brasil I Participações Ltda., herein represented by their Authorized Persons, in accordance with the provisions of the Escrow Agreement executed among the Parties and the Escrow Agent, dated as of September 18, 2015 (“Escrow Agreement”), and for the purpose of the Disbursement Conditions of such Escrow Agreement, hereby instruct the Escrow Agent to release the totality of the Funds, as follows:

Beneficiário / Beneficiary: Renova Energia S.A. CNPJ/MF: 08.534.605/0001-74 Banco / Bank: Itaú (no 341) Agência / Branch: 4893 Conta Corrente / Account: 12.204-6
Os termos iniciados com letra maiúscula utilizados e não definidos neste instrumento terão o significado a eles atribuídos no Contrato de Conta Controlada.	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Escrow Agreement.

RENOVA ENERGIA S.A.

Por/By:_____________________________     Por/By:_____________________________

Nome/Name:                    Nome/Name:

Cargo/Title:                    Cargo/ Title:

TERP GLBL Brasil I Participações Ltda.

Por/By:____________________________
Nome/Name:
Cargo/Title:

EXHIBIT D

May __, 2017

Citibank, N.A.
Citi Private Bank
One Sansome Street, 23rd Floor
San Francisco, CA 94104
Attention: Raafat Sarkis

RE: Release of Escrow Property – Preferred Custody Account 25D903214768

Dear Mr. Sarkis:

Reference is made to the Escrow Agreement in respect of the count listed above, dated September 18, 2015, including Schedule A thereto (the “Escrow Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Escrow Agreement.

In accordance with the terms and conditions of the Escrow Agreement, including Schedule A thereto, the undersigned hereby instruct you to release the balance of the account, specifically 792,495 Operational Escrow Shares, to TerraForm.

[Signatures on Following Page]

Sincerely,

Renova Energia, S.A.

By: _______________________
Name:
Title:

TerraForm Global Brazil Holding B.V.

By: _______________________
Name:
Title: